NON−CONVERTIBLE
10% DEBENTURE

$2,700,000.00	March 6, 2007

FOR VALUE RECEIVED, Theater Xtreme Entertainment Group, Inc., a Florida corporation (the “Maker”), with its primary offices located at 250 Corporate Boulevard, Suites E & F, Newark, Delaware 19702, promises to pay to the order of Kinzer Technology, LLC, or its registered assigns (the “Payee”), upon the terms set forth below, the principal sum of TWO MILLION SEVEN HUNDRED THOUSAND DOLLARS (U.S. $2,700,000.00) plus accrued interest on the unpaid principal sum outstanding at the rate of ten percent (10%) per annum (this “Debenture”). Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement, dated the date hereof (the “Purchase Agreement”) shall have the respective meanings given to such terms in the Purchase Agreement.

1.  Payments.

(a)  The full amount of principal and accrued interest under this Debenture shall be due on the earlier of (i) March 6, 2010 and (ii) the date that the Maker shall have received net proceeds, in the aggregate since the issue date of this Debenture and in one or more transactions during such period, from debt and/or equity financings, of at least Six Million Dollars ($6,000,000) (the “Maturity Date”), unless due earlier in accordance with the terms of this Debenture.

(b)  The Maker shall pay interest to the Payee on the aggregate then outstanding principal amount of this Debenture at the rate of ten percent (10%) per annum, payable quarterly on April 1, July 1, October 1, and January 1, beginning on April 1, 2007, and on the Maturity Date.

(c)  All overdue accrued and unpaid principal and interest to be paid hereunder shall entail a late fee at the rate of twenty-two percent (22%) per annum (or such lower maximum amount of interest permitted to be charged under applicable law) which will accrue daily, from the date such principal and/or interest is due hereunder through and including the date of payment. For the avoidance of doubt, payments will not be overdue if made within the grace period provided in Section 2(a)(i).

(d)  The Maker shall have the right to prepay this Debenture prior to the Maturity Date without penalty or premium.

2.  Events of Default.

(a)  “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal of, or the interest on, this Debenture, as and when the same shall become due and payable or with a grace period of three (3) Trading Days thereafter in the case of interest payments;

(ii) Maker shall fail to observe or perform any obligation or shall breach any term or provision of this Debenture and such failure or breach shall not have been remedied within ten (10) days after the date on which notice of such failure or breach shall have been delivered to Maker;

(iii) Maker shall fail to observe or perform any of its obligations owed to Payee or any other covenant, agreement, representation or warranty contained in, or otherwise commit any breach hereunder or under any other agreement executed in connection herewith (expressly including the Purchase Agreement and the Warrant);

(iv) Maker shall commence, or there shall be commenced against Maker a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker, or there is commenced against Maker any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty (60) days; or Maker is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or Maker makes a general assignment for the benefit of creditors; or Maker shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Maker shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Maker shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Maker for the purpose of effecting any of the foregoing;

(v) Maker shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Maker, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(vi) Maker shall (a) be a party to any Change of Control Transaction (as defined below), (b) agree to sell or dispose of more than of fifty percent (50%) of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), (c) make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, (not counting any such shares deemed to have been redeemed in a cashless exercise of employee stock options issued pursuant to the Maker’s Stock Option Plan or warrants) or retire any of Maker's capital stock, of any class, whether now or hereafter outstanding. “Change of Control Transaction” means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d−5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of Maker, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of Maker; (ii) a replacement at one time or over time of more than one-half of the members of Maker's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof); (iii) the merger of Maker with or into another entity that is not wholly-owned by Maker; or (iv) the execution by Maker of an agreement to which Maker is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

(b)  If any Event of Default occurs, the full principal amount of this Debenture, together with all accrued interest thereon, shall become, at the Payee's election, immediately due and payable in cash. Commencing five (5) days after the occurrence of any Event of Default that results in the acceleration of this Debenture, the interest rate on this Debenture shall accrue at the rate of eighteen percent (18%) per annum, or such lower maximum amount of interest permitted to be charged under applicable law. The Payee need not provide and Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Payee may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such election may be rescinded and annulled by Payee at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3.  Negative Covenants. As long as any portion of this Debenture is outstanding, the Maker will not and will not permit any of its Subsidiaries to directly or indirectly:

(a)  other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b)  other than Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c)  amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Payee;

(d)  except as contractually required by the Maker as of the date of issuance of this Debenture, repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of securities;

(e)  enter into any agreement with respect to any of the foregoing; or

(f)  pay cash dividends or distributions on any equity securities of the Maker.

“Permitted Indebtedness” shall mean (a) the indebtedness of the Maker existing on the date of issuance of this Debenture, (b) indebtedness incurred by the Maker that does not mature or require payments of principal prior to the Maturity Date of this Debenture and is made expressly subordinate in right of payment to the indebtedness evidenced by this Debenture, as reflected in a written agreement acceptable to the Payee and approved by the Payee in writing, and (c) up to One Million Dollars ($1,000,000), in the aggregate, of additional unsecured indebtedness incurred after the date of issuance of this Debenture.

“Permitted Lien” shall mean the individual and collective reference to the following: (a) liens for taxes, assessments and other governmental charges or levies not yet due or liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Maker) have been established in accordance with generally accepted accounting principles, (b) liens imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ liens, statutory landlords’ liens, and other similar liens arising in the ordinary course of business, and (c) purchase money security interests for equipment used in Maker’s business, and (x) which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Maker and its consolidated subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such lien.

4.  No Waiver of Payee's Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Debenture. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

5.  Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

6.  Cumulative Rights and Remedies; Usury. The rights and remedies of Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Debenture, or applicable law (including at equity). The election of Payee to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Maker agrees Payee may take from time to time. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be reduced to the maximum permitted rate of interest under such law.

7.  Collection Expenses. If Payee shall commence and prevail in an action or proceeding to enforce this Debenture, then Maker shall reimburse Payee for its costs of collection and reasonable attorneys’ fees incurred with the investigation, preparation and prosecution of such action or proceeding.

8.  Severability. If any provision of this Debenture is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

9.  Successors and Assigns. This Debenture shall be binding upon Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term "Payee" as used herein, shall also include any endorsee, assignee or other holder of this Debenture.

10.  Lost or Stolen Debenture. If this Debenture is lost, stolen, mutilated or otherwise destroyed, Maker shall execute and deliver to the Payee a new Debenture containing the same terms, and in the same form, as this Debenture. In such event, Maker may require the Payee to deliver to Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new Debenture.

11.  Due Authorization. This Debenture has been duly authorized, executed and delivered by Maker and is the legal obligation of Maker, enforceable against Maker in accordance with its terms. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Maker, or the validity or enforceability of this Debenture other than such as have been met or obtained. The execution, delivery and performance of this Debenture and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Maker or any mortgage, indenture, contract or other agreement to which the Maker is a party or by which the Maker or any property or assets of the Maker may be bound except for those certain debentures made by Maker dated October 23, 2006 in the face amount of Two Hundred Fifty Thousand Dollars ($250,000) which shall be repaid by Maker on the date hereof (including all accrued but unpaid interest thereunder).

12.  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of Maker and Payee agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Debenture shall be commenced in the state and federal courts sitting in Albany, New York (the "Albany Courts"). Each of Maker and Payee hereby irrevocably submits to the exclusive jurisdiction of the Albany Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Debenture), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of Maker and Payee hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of Maker and Payee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby.

13.  Notice. Any and all notices or other communications or deliveries to be provided by the Payee hereunder, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Maker, at the address set forth in the first paragraph of this Debenture or such other address or facsimile number as the Maker may specify for such purposes by notice to the Payee delivered in accordance with this paragraph. Any and all notices or other communications or deliveries to be provided by the Maker hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Payee at the address of the Payee appearing on the books of the Maker, or if no such address appears, at the principal place of business of the Payee. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission if delivered by hand or by telecopy that has been confirmed as received by 5:00 P.M. on a business day, (ii) one business day after being sent by nationally recognized overnight courier or received by telecopy after 5:00 P.M. on any day, or (iii) five (5) business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested.

14.  Required Notice to Payee. The Payee is to be immediately notified by the Maker, in accordance with Section 13, of the existence or occurrence, of any Event of Default.

The undersigned signs this Debenture as a maker and not as a surety or guarantor or in any other capacity.

THEATER XTREME ENTERTAINMENT GROUP, INC.

By: /s/ Scott R. Oglum
Name: Scott R. Oglum
Title: Chairman and CEO